Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2003 relating to the consolidated financial statements, which appears in UTStarcom, Inc's Annual Report on Form 10-K for the year ended December 31, 2002, as amended by Form 10-K/A (Amendment No. 1). We also consent to the incorporation by reference of our report dated January 23, 2003 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP



San Francisco, California
September 11, 2003